UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2017

Novan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4105 Hopson Road, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(919) 485-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

Novan, Inc. (“the Company”) and KNOW Bio, LLC (“KNOW Bio”) entered into certain amendments dated October 13, 2017 (the “Amendments”) to the Novan Patent and Know-How License Agreement, the UNC Sublicense Agreement and certain related ancillary license agreements between the Company and KNOW Bio dated December 29, 2015 (the “Agreements”).

Pursuant to the terms of the Amendments, the Company re-acquired from KNOW Bio exclusive, worldwide rights under certain U.S. and foreign patents and patent applications controlled by the Company as of the execution date of the Agreements, and patents and patent applications which may become controlled by the Company during the three years immediately following the execution date of Agreements, directed towards nitric oxide-releasing compositions and methods of manufacturing thereof, including methods of manufacturing Nitricil compounds, and other nitric oxide-based therapeutics, to develop and commercialize products for all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder caused by any of the following oncoviruses: Human papilloma virus; Kaposi’s sarcoma-associated herpesvirus; Merkel cell polyomavirus; and Human herpes virus-8 (the “Oncovirus Field”). KNOW Bio also granted to the Company an exclusive license, with the right to sublicense, under any patents and patent applications which may become controlled by KNOW Bio during the three years immediately following the execution date of the Agreements and directed towards nitric oxide-releasing compositions and methods of manufacturing thereof, including methods of manufacturing Nitricil compounds, and other nitric oxide-based therapeutics, but not towards medical devices, to develop and commercialize products for use in the Oncovirus Field. Additionally, KNOW Bio agreed that KNOW Bio will not commercialize any products in the Oncovirus Field during the first three years following the execution date of the Agreements.

The Company is obligated to make the following payments in exchange for the rights granted to the Company in the Oncovirus Field:

•	A nominal non-refundable upfront payment due upon execution of the Amendments.
•

For products that incorporate a certain nitric oxide-releasing composition specified in the Amendments and (i) are covered by KNOW Bio patents or (ii) materially use or incorporate know-how of KNOW Bio or the Company related to such composition that is created during the three years immediately following the execution date of the Agreements (“Covered Products”), the Company must make the following payments to KNOW Bio:

o	A milestone payment upon the first time each Covered Product is approved by the U.S. Food and Drug Administration (“FDA”) for marketing in the Oncovirus Field;
o

A royalty in the low single digits on net sales of Covered Products in the Oncovirus Field until the later of the expiration of the KNOW Bio patents covering the applicable Covered Product or the expiration of regulatory exclusivity on the applicable Covered Product; and

o

In the event the Company sublicenses the rights to a Covered Product to a third party in the Oncovirus Field, the Company must pay KNOW Bio a low double digit percentage of any clinical development or NDA approval milestones the Company receives from the sublicensee for the Covered Product in the Oncovirus Field.

Nitricil is not the nitric oxide-releasing composition specified in the Amendments as the subject of the foregoing payments. As such, products based on Nitricil are not subject to the foregoing milestone, royalty and sublicensing payment obligations.

The rights granted to the Company in the Oncovirus Field in the Amendments continue for so long as there is a valid patent claim under the Agreements, and upon expiration continue on a perpetual non-exclusive basis, and are subject to the termination rights of KNOW Bio and the Company that are set forth in the Agreements. In addition, under the Amendments, KNOW Bio may terminate the rights granted to the Company in the Oncovirus Field if: (i) the Company does not file a first investigational new drug (“IND”) application with the FDA for a product in the Oncovirus Field by October 2020; or (ii) the Company does not file a first new drug application (“NDA”) with the FDA by October 2025 for a product in the Oncovirus Field and does not otherwise have any active clinical programs related to the Oncovirus Field at such time.

The Company also obtained a three-year exclusive option to include within the Company’s rights described above in the Oncovirus Field the development and commercialization of products for all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder caused by up to four other specified oncoviruses (the “Option Field”). If the Company elects to exercise its option, it will pay an exercise fee for each oncovirus for which the option is exercised, and the additional rights included in the Oncovirus Field as a result of the option exercise will be subject to the same payment obligations for Covered Products, conditions, and termination rights as described above for the Oncovirus Field.

The Amendments also provide a mechanism whereby either party can cause a new chemical entity (“NCE”) covered by the Agreements to become exclusive to such party by filing an IND on the NCE. An NCE that becomes exclusive to a party under this provision may not be commercialized by the other party until the later of expiration of patents covering the NCE or regulatory exclusivity covering the NCE. A party who obtains exclusivity for an NCE must advance development of the NCE pursuant to terms of the Amendments in order to maintain such exclusivity; otherwise, such exclusivity will expire.

A copy of the press release announcing the entry into the Amendments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued on October 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: October 18, 2017	By:	/s/ William L. Hodges

William L. Hodges
Interim Chief Financial Officer